UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2010

TIER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-23195 (Commission File Number)	94-3145844 (IRS Employer Identification No.)
11130 Sunrise Valley Drive, Suite 300 Reston, Virginia (Address of Principal Executive Offices)		20191 (Zip Code)
Registrant's telephone number, including area code: 571-382-1000
Not Applicable ------------------------------------------------------------------------------------------------------------------------ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

Tier Technologies, Inc., announced today that it and its wholly owned subsidiary Official Payments Corporation, or collectively, Tier, have completed the sale of $31.3 million of auction rate security investments.  In November 2008, Tier entered into a rights agreement with its investment manager, UBS AG, or UBS, which allowed Tier to sell its existing auction rate securities to UBS for a price equal to par value plus accrued but unpaid interest, at any time during the period June 30, 2010 through July 2, 2012.  This agreement also granted UBS the sole discretion and right to sell or otherwise dispose of Tier’s eligible auction rate securities at any time, without prior notification, so long as Tier received a payment of par value.  Tier began to sell its auction rate securities beginning in June 2009.  On June 30, 2010, Tier formally exercised its right under the rights agreement to sell auction rate securities remaining in its portfolio to UBS.  Tier received proceeds of $31.3 million from these sales.  As of June 30, 2010, Tier has liquidated all of its auction rate securities and has invested the proceeds in liquid short term investments.

Tier’s press release regarding this sale is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press release titled “Tier Technologies Completes the Sale of All Auction Rate Securities”, issued by Tier on July 6, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.

	By:	/s/ Ronald W. Johnston
	Name:	Ronald W. Johnston
	Title:	Chief Financial Officer
Date: July 6, 2010

Exhibit Index

Exhibit No.	Description
99.1	Press release titled “Tier Technologies Completes the Sale of All Auction Rate Securities,” issued by Tier on July 6, 2010.